Exhibit 99.1

Kaiser Aluminum Corporation Announces the United Steelworkers
Ratification of a New Five -Year Labor Agreement

FOOTHILL RANCH, Calif. - December 16, 2019 - Kaiser Aluminum Corporation (NASDAQ:KALU) today announced that union members at the Company’s Newark, OH and Spokane, WA (“Trentwood”) facilities have ratified a new five-year labor agreement.

The agreement with the United Steelworkers (“USW”), which affects approximately 900 USW-represented employees is effective on October 1, 2020 and extends through September 30, 2025. The new labor agreement also extends the term of the Director Designation Agreement that allows the USW to nominate candidates, which if elected, would constitute up to 40% of the Company’s board of directors.

“We are pleased to have reached this agreement to extend through 2025. We value the long-term relationship we have with the United Steelworkers, and the contributions of our Trentwood and Newark employees play an important role in the Company’s long-term success,” said Jack A. Hockema, Chairman and Chief Executive Officer. “This agreement further underscores our objectives to be a preferred employer in our communities, preferred supplier for our customers, and preferred investment for our shareholders.”

Company Description

Kaiser Aluminum Corporation, headquartered in Foothill Ranch, Calif., is a leading producer of semi-fabricated specialty aluminum products, serving customers worldwide with highly engineered solutions for aerospace and high-strength, custom automotive, general engineering, and other industrial applications. The Company’s North American facilities produce value-added sheet, plate, extrusions, rod, bar, tube, and wire products, adhering to traditions of quality, innovation, and service that have been key components of the culture since the Company was founded in 1946. The Company’s stock is included in the Russell 2000® index and the S&P Small Cap 600® index.

Available Information

For more information, please visit the Company’s website at www.kaiseraluminum.com. The website includes a section for investor relations under which the Company provides notifications of news or announcements regarding its financial performance, including Securities and Exchange Commission (SEC) filings, investor events, and earnings and other press releases. In addition, all Company filings submitted to the SEC are available through a link to the section of the SEC’s website at www.sec.gov, which includes: Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Proxy Statements for the Company’s annual stockholders’ meetings, and other information statements as filed with the SEC. In addition, the Company provides a webcast of its quarterly earnings calls and certain events in which management participates or hosts with members of the investment community.

This press release contains statements based on management’s current expectations, estimates and projections that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 involving known and unknown risks and uncertainties that may cause actual results, performance or achievements of the Company to be materially different from those expressed or implied. These factors include: (a) the Company’s ability to effectively execute its manufacturing and product development strategies; (b) the Company’s ability to continue to effectively collaborate with its employees to enhance the Company’s competitive position as a producer of sophisticated products with demanding requirements; (c) the Company’s ability to identify, develop and effectively execute strategies to achieve its objectives to be the preferred employer in the Company’s communities, the preferred supplier for the Company’s customers, and the preferred investment for the Company’s shareholder; (d) changes in economic or aluminum industry business conditions generally, including supply, demand and credit conditions and conditions in the markets served by the Company, including aerospace, defense, general engineering, automotive, distribution and other markets; (e) the ability of the Company to maintain sustainable performance improvement and identify and successfully execute growth opportunities, including growth from the Company’s existing platform, and improve the Company’s manufacturing cost efficiencies; and (f) other risk factors summarized in the Company’s reports filed with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2018. All information in this release is as of the date of the release. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Investor Relations and Public Relations Contact:
Melinda C. Ellsworth
Kaiser Aluminum Corporation
(949) 614-1757